Exhibit 99.1

Centerplate Responds to NHL Lockout

Q.	What impact will the NHL Lockout have on Centerplate’s financial results?

A.	Centerplate operates only one venue where NHL hockey is played. We do not expect that the NHL Lockout will have a material adverse effect on the Company’s financial results. Centerplate has a number of facilities where minor league hockey is played. We do not anticipate an adverse effect on our financial results because the NHL Lockout is not expected to impact minor league hockey games.